Exhibit 31.2

CERTIFICATION PURSUANT TO

Section 302 of the Sarbanes-Oxley Act of 2002

I, Jaime Fernando Collazo González, Vice-President of Finance and Chief Financial Officer of Southern Peru Copper Corporation (the “Company”), certify that:

1. I have reviewed this annual report on Form 10-K of Southern Peru Copper Corporation;

2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report; and

3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of, and for, the periods presented in this annual report.

/s/ Jaime Fernando Collazo González
Jaime Fernando Collazo González
February 25, 2005	Vice-President of Finance and Chief Financial Officer